As filed with the Securities and Exchange Commission on February 16, 2021
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Technip Energies N.V.
(Exact name of registrant as specified in its charter)

Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

 6 Allée de l’Arche
Faubourg de l’Arche, ZAC Danton
92400 Courbevoie, France
+33 (0)1 47 78 21 21
(Address of Principal Executive Offices)

Technip Energies Incentive Award Plan
 (Full title of the plans)

Technip Energies N.V.
c/o CT Corporation System
28 Liberty Street
New York, NY 10005
(Name and Address of Agent For Service)

 +1 (212) 894-8940
(Telephone number, Including Area Code, of Agent For Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

C T Corporation System
28 Liberty Street
New York, NY 10005
+1 (212) 894-8940

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Ordinary shares, nominal value €0.01 each, to be issued pursuant to awards granted under the Technip Energies Incentive Award Plan	5,000,000	$15.66(2)	$78,300,000	$8,542.53

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers ordinary shares, nominal value €0.01 each,  of the Registrant (“Ordinary Shares”) issuable pursuant to the Technip Energies Incentive Award Plan (the “Incentive Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Incentive Plan by reason of any share dividend, share split or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based on the average of the high and low prices reported per Ordinary Share on the Euronext Paris Stock Exchange on February 16, 2021 (€12.91), converted to U.S. Dollars at the currency cross rate on February 15, 2021, as reported in the Wall Street Journal (€1 = $1.2130).

(3)	Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Registration Statement on Form F-1, Amendment No. 4, filed with the Commission on February 11, 2021 (Registration No. 333-252215), as amended, which contains the combined financial statements of Technip Energies N.V. as of December 31, 2019, 2018 and 2017, included in the prospectus.

(b) The Registrant’s prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-252215).

(c) The description of the Registrant’s share capital and other information which is contained in the section captioned “Description of Share Capital and Articles of Association,” Amendment No. 4 to the Registrant’s Registration Statement on Form F-1, filed with the Commission on February 11, 2021 (Registration No. 333-252215), as amended, including any amendments or supplements thereto.

(d) The description of the Registrant’s American Depositary Shares evidenced by American Depositary Receipts, each representing one Ordinary Share, and Ordinary Shares contained in the Registrant’s Registration Statement on Form F-6 filed with the Commission on February 12, 2021, including any amendment thereto or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Dutch law, the Registrant’s directors and certain other members of senior management may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the Registrant and to third parties for infringement of the Amended and Restated Articles of Association of the Registrant or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities.

The Registrant’s directors and certain members of senior management are insured under an insurance policy taken out by the Registrant against damages resulting from their conduct when acting in their capacities as directors or senior managers. In addition, the Registrant’s Amended and Restated Articles of Association provide for indemnification of the Registrant’s directors, including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to a member of the Registrant’s board of directors if (i) a Dutch court has established, without possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, suit, claim, action or legal proceedings can be described as deliberate (opzettelijk), willfully reckless (bewust roekeloos) or seriously culpable, (ii) the costs or capital losses of the indemnified person are covered by an insurance policy and the insurer has paid out these costs or capital losses, or (iii) the indemnified person failed to notify us as soon as possible of the costs or capital losses or of the circumstances that could lead to the costs or capital losses.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1
Amended and Restated Articles of Association of Technip Energies N.V. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1, Amendment No. 4, filed on February 11, 2021)

4.2	Form of Deposit Agreement (incorporated herein by reference to Exhibit (a) to the Registrant’s Registration Statement on Form F-6, filed on February 12, 2021)

4.3	Form of American Depositary Receipt (incorporated herein by reference to Exhibit (a) to the Registrant’s Registration Statement on Form F-6, filed on February 12, 2021)

5.1	Opinion of De Brauw Blackstone Westbroek N.V., special counsel on Dutch law to the Registrant, as to the validity of the Ordinary Shares (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of PricewaterhouseCoopers Audit, independent registered public accounting firm (filed herewith)

23.3	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

24	Powers of Attorney (included in the signature pages hereto)

99.1	Technip Energies Incentive Award Plan (filed herewith)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the Incentive Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on February 16, 2021.

TECHNIP ENERGIES N.V.

By:	/s/ Arnaud Pieton
	Name:	Arnaud Pieton
	Title:	Chief Executive Officer

By:	/s/ Bruno Vibert
	Name:	Bruno Vibert
	Title:	Chief Financial Officer

POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Arnaud Pieton and Bruno Vibert and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arnaud Pieton	Chief Executive Officer and Director (principal executive officer)	February 16, 2021
Arnaud Pieton

/s/ Bruno Vibert	Chief Financial Officer (principal financial and principal accounting officer)	February 16, 2021
Bruno Vibert

/s/ Stephen Siegel		February 16, 2021
Stephen Siegel	Director

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Technip Energies N.V. has signed this registration statement on

February 16, 2021.

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director, Puglisi & Associates